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                                                                   EXHIBIT 10.49

                         AGREEMENT OF PURCHASE AND SALE



         THIS AGREEMENT OF PURCHASE AND SALE ("Agreement"), dated as of the date of this Agreement as defined hereinafter, between WINN Limited Partnership, a North Carolina limited partnership, or its assigns, with offices at 2209 Century Drive, Suite 300, Raleigh, North Carolina 27622 ("Purchaser") and Park Hotel, Ltd., a Florida limited partnership ("Seller").

          NOW, THEREFORE, for $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


         I.   PURCHASE AND SALE OF PROPERTY AND BUSINESS

         On the terms and subject to all of the conditions set forth in this Agreement, the Purchaser agrees to purchase and the Seller agrees to sell, for the purchase price set forth herein, all of the following property (collectively, the "Premises"):

         (a) the real estate described on Schedule 1 attached hereto and made a part hereof by this reference, including approximately 2.43 acres of land, more or less, together with all tenements, appurtenances, easements, agreements, development rights, air rights, rights-of-way, strips, gores, rights in adjacent avenues, streets and alleys, rights and uses appurtenant thereto (collectively the "Real Property");

         (b) all improvements now or hereafter located on the Real Property, including but not limited to that certain 129 room Holiday Inn Express located at 13625 Icot Boulevard, Clearwater, Florida 34620 and all fixtures which are affixed to the Real Property or Improvements (the "Improvements");

         (c) all furniture, fixtures (not part of the Real Property and Improvements or affixed thereto, (equipment, machinery, furnishings, carpets, drapes, blinds or mini-blinds, service and maintenance equipment, linens (not less than two and one-half (2 1/2) turns of linens shall be included), tools, signs, landscaping equipment, supplies, pool equipment, television systems, intercom equipment and


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systems, and replacement parts (the "Equipment");

         (d) moneys advanced for future reservations ("Prepaid Items");

         (e) all contracts, service contracts, agreements, licenses, contract rights, rights to use and other similar rights in connection with the Real Property and Improvements and set forth on Schedule 2 attached hereto and made a part hereof by this reference and which the Purchaser elects to purchase and assume as provided in Article III, Paragraph A hereof (the "Contracts");

         (f) all leases, including leases of Equipment, and rights to use the Improvements or all or any part thereof in third parties as more particularly identified on Schedule 3 attached hereto and made a part hereof by this reference and which the Purchaser elects to purchase and assume as provided in
Article III, Paragraph A hereof (the "Leases"). Notwithstanding anything in the foregoing which may be construed to the contrary, with respect to any leases of Equipment, Seller shall be responsible for all costs and expenses to pay off same in order that all Equipment shall be conveyed in fee simple in accordance with the requirements of Article II, Paragraph C;

         (g) all permits, licenses, government licenses, certificates of occupancy and approvals necessary to operate the Real Property, Improvements, Equipment, Contracts, Leases, Intangible Rights and the other property and rights transferred under this Agreement (the
"Permits");

         (h) all inventory, supplies and other materials used in connection with the Real Property and Improvements and the hotel business operated thereon (excluding gift shop items owned by third parties) (the "Inventory");

         (i) all plans, specifications and "as-built" drawings and surveys relating to the Real Property and Improvements, all books and records relating to the operation or management of the Real Property and Improvements and all warranties and guaranties of Seller pertaining to the Premises; and

         (j) all intangible property, guest ledgers, customer and mailing lists, catalogues and brochures, telephone numbers and similar property used in connection with the operation of the Real

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Property, Improvements and the business known as the Holiday Inn Express located at 13625 Icot Boulevard, Clearwater, Florida (the "Hotel"), and any telephone numbers assigned thereto (the "Intangible Rights").



         II.  TERMS OF PURCHASE AND SALE

         The purchase price for the Premises shall be Six Million Four Hundred Fifty Thousand and NO/100 Dollars ($6,450,000.00), adjusted as provided in
Article IX hereof, (the "Purchase Price"), payable by Purchaser to Seller as follows:

          A. The sum of One Hundred Thousand and NO/100 Dollars ($100,000.00) (the "Deposit") within three (3) days after the date of this Agreement as defined hereinafter by check subject to collection,payable to The Title Company of North Carolina, Inc., as agent for First American Title Insurance Company, as escrow agent (the "Escrow Agent"). The Escrow Agent shall maintain the Deposit in an interest bearing account subject to the provisions of Article XIII. The Escrow Agent shall not disburse the Deposit except in accordance with the terms of this Agreement. Upon the satisfaction of all of the conditions contained in this Agreement, on the Closing Date (as hereinafter defined), the Deposit shall be paid to Seller and reduce the portion of the Purchase Price payable at Closing pursuant to Article II, Paragraph B hereof. In the event that this transaction is not consummated for any reason, the Deposit shall be paid as provided in Article XIII of this Agreement. Purchaser shall be entitled to payment of or a credit for any interest earned on the Deposit unless the Deposit is forfeited in which event interest shall be paid to Seller.

          B. The balance of the Purchase Price, plus or minus any closing adjustments, by wire transfer on the Closing Date (as hereinafter defined) to an account designated in writing by Seller to Purchaser at least five (5) days prior to Closing.

          C. Upon the Closing, the Seller shall deliver the Premises to the Purchaser in fee simple, including but not limited to, the Real Property Improvements, Equipment and Inventory, free and clear of all liens and encumbrances of whatever type or description other than the Permitted Exceptions as defined in

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Article IV, Paragraph A hereof.

          D. Holiday Inn Worldwide has issued a Product Improvement Plan
(the "PIP") relative to the Hotel, a copy of which is attached hereto as
Schedule 4 and incorporated herein by this reference. Purchaser accepts the PIP and acknowledges that the completion of same subsequent to Closing (as hereinafter defined) shall be Purchaser's responsibility, at Purchaser's sole cost and expense. In connection with the application for a Holiday Inn Express franchise, Purchaser shall pay for all franchise fees to Holiday Inn Worldwide and other associated costs to obtain such franchise as long as such costs are acceptable to Purchaser in Purchaser's sole, absolute and unreviewable discretion. In the event any of the foregoing are not acceptable to Purchaser, the sole remedy of Purchaser shall be to terminate this Agreement.

         III.  FEASIBILITY PERIOD; PURCHASER'S CONTINGENCIES

          A. This Agreement is contingent upon Purchaser's approval of the Premises, including but not limited to, approval of the Inspection Items (as hereinafter defined). The Inspection Items if not submitted to Purchaser on or prior to the date of this Agreement, shall be submitted to Purchaser within five
(5) days after the date of this Agreement, or as specifically provided herein, are available to Purchaser for inspection at the Improvements. Purchaser shall have until a period of forty-five (45) days from and after March 10, 1997 to review the Inspection Items and to otherwise inspect the Premises and its or their condition (such period is hereinafter referred to as the "Feasibility Period"). On or prior to the expiration of the Feasibility Period, the Purchaser shall notify the Seller whether or not the Purchaser elects to purchase the Premises, which election shall be made in the sole, absolute and unreviewable discretion of the Purchaser. In the event that the Purchaser elects to proceed with this transaction, then on or prior to the expiration of the Feasibility Period, the Purchaser shall notify the Seller, which of the Contracts and Leases the Purchaser shall accept and assume and the Seller shall retain and not assign to Purchaser those Contracts and Leases not acceptable to Purchaser. In the event Purchaser fails to notify Seller, on or prior to the expiration of the Feasibility Period, whether or not the Purchaser elects to proceed with the purchase, all items shall be deemed approved. If Purchaser notifies Seller that it elects not to proceed with this transaction

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on or prior to the expiration of the Feasibility Period, then this Agreement shall terminate and shall be null, void and without further force or effect, the Deposit (together with all interest) shall be promptly refunded to Purchaser by Escrow Agent and neither party shall have any further liability to the other. The conditions enumerated in this Article III are for Purchaser's benefit only and the non-occurrence of a state of facts sufficient to satisfy any of such conditions may not be used or pleaded by Seller as a defense to the enforceability of this Agreement.

          For purposes of this Agreement, the term "Inspection Items" shall mean:

         (a) any existing engineer's reports, architectural plans, appraisals, environmental reports, boundary surveys, as-built surveys or other reviews, evaluations or studies of or with respect to the Premises;

         (b)      the Leases, Contracts and Permits;

         (c) the utility bills for the thirty six month (36) period immediately preceding the date of this Agreement;

         (d) tax returns and proof of payment of all taxes for the thirty six (36) month period immediately preceding the date of this Agreement (including, but not limited to, all ad valorem, property, income, employment, sales or occupancy taxes available for inspection at the Improvements);

         (e) guest registration records (to be available for inspection at the Improvements);

         (f) employee records (to be available for inspection at the Improvements);

         (g) financial statements (the "Financial Statements") for the Premises (including balance sheets, income statements, operating statements and statements of changes in financial position) for each of the three (3) preceding fiscal years and for the year to date period ending thirty (30) days prior to the Closing Date defined hereinafter. An itemized breakdown of room sales per month, occupancy

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                  and ADR for the preceding thirty six (36) month period. The books and records of the operations of the Premises necessary to confirm the accuracy of the Financial Statements shall be made available to Purchaser or its agents at the Improvements;

         (h) Star Reports covering the preceding twenty four (24) month period; and,

         (i) copies of Seller's operating budgets relative to the Hotel for calendar year 1997.

         Upon receipt of all of the Inspection Items, Purchaser shall acknowledge receipt thereof. In the event this Agreement is terminated prior to Closing, Purchaser agrees to promptly return to seller any of the Inspection Items in Purchaser's possession.

         B. Purchaser's obligation to close this transaction shall be conditioned on the Purchaser's receipt, on or before the Closing Date, of an acceptable franchise license agreement for the Hotel from Holiday Inn Worldwide with a term of not less than ten (10) years.

         C. Purchaser's obligation to close this transaction shall be conditioned on Purchaser having received, effective as of the Closing Date, all necessary governmental approvals and licenses for operation of the Premises as a hotel.

         D. Seller acknowledges that Purchaser is a real estate investment trust and in accordance therewith, Purchaser's obligation to close this transaction shall be conditioned upon Purchaser obtaining the approval of this Agreement and the transaction contemplated herein from the board of directors of the general partner of Purchaser. Such approval or the denial thereof shall be obtained by Purchaser prior to the expiration of the Feasibility Period.

         Seller and Purchaser shall cooperate and take all actions necessary, in a diligent and expeditious manner, to effectuate the inspections, transfers and other reviews required by this Article III during the Feasibility Period. The Purchaser and its representatives and agents shall be provided with access to the Premises at all reasonable times, in order to inspect the Premises,

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including but not limited to, taking soil samples and test borings, and conducting environmental studies, engineering studies and other such inspections and reviews that the Purchaser shall deem reasonably necessary to determine the condition and financial status of the Premises. Purchaser does hereby agree to replace and repair any and all areas disturbed by any of the foregoing activities to a condition substantially similar to that which existed prior to such sampling, boring, study or inspection. Purchaser does hereby agree to indemnify and hold Seller harmless from and against any loss, liability, damage or expense resulting from Purchaser and its representatives and agents conducting any of the foregoing activities. This provision shall survive Closing and any termination of this Agreement.

         IV. TITLE; TITLE POLICY; SURVEY

         A. Within fifteen (15) days after the date of this Agreement, Purchaser shall obtain at Purchaser's cost a preliminary title report and title insurance binder (the "Title Commitment") through the National Accounts Office located in Washington, D.C. of First American Title Insurance Company (the "Title Company") pursuant to which the Title Company shall commit to issue a current A.L.T.A. Form B (insuring access and marketability) owner's fee simple title insurance policy or other policy of title insurance as shall be reasonably satisfactory to Purchaser and to any lender of Purchaser (the "Lender") in the amount of the Purchase Price (the "Title Policy") insuring that the Purchaser shall receive at closing, good, marketable and indefeasible fee simple title to the Real Property, free and clear of all liens, exceptions, encumbrances or defects other than the matters expressly approved in writing by Purchaser as permitted exceptions to title as set forth hereinafter (the "Permitted Exceptions"). With respect to so-called "standard exceptions set forth in the preprinted portion of the Title Commitment, the Title Commitment shall include a statement whereby the Title Company agrees to the deletion of such standard exceptions on the basis specified in Section 627.7842 Florida Statutes (1993). Seller shall furnish to Purchaser copies of all liens, exceptions or defects set forth in the Title Commitment at the same time as the Title Commitment is furnished to Purchaser.

         On or prior to the expiration of the Feasibility Period, the Purchaser shall notify (the "Title Notice") the Seller as to which of the liens, defects, encumbrances or exceptions set forth in the


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Title Commitment are objectionable to Purchaser ("the Title Defects") and which of such matters are acceptable to Purchaser as the Permitted Exceptions. Within ten (10) days after receipt by Seller of the Title Notice, the Seller shall cure the Title Defects to the reasonable satisfaction of the Purchaser. In the event the Seller is unable to cure the Title Defects to the reasonable satisfaction of the Purchaser (except for those Title Defects that can be cured with the payment of money and will be satisfied of record by Seller at or prior to Closing) within such ten (10) day period or the Purchaser does not agree to waive such Title Defects, then this Agreement shall terminate and shall be null, void and without further force or effect, the Deposit (together with all interest) shall be returned to Purchaser and neither party shall have any further liability to the other. Notwithstanding the foregoing, the Seller shall be obligated to remove and be responsible for removing all Title Defects which are in the form of money judgments, mortgages and liens, including mechanics' liens, regardless of the amount thereof.

         B. Within fifteen (15) days after the date of this Agreement, Seller shall deliver to Purchaser, at Seller's expense, a survey (the "Survey") of the Premises, dated after the date of this Agreement, prepared by a surveyor duly licensed under the laws of the State of Florida and reasonably acceptable to the Purchaser and the Lender in accordance with ALTA or such other standards as shall be reasonably satisfactory to Purchaser, including meeting the minimum technical standards set forth in Chapter 61G17-6, Florida Administrative Code, pursuant to Section 472.027 Florida Statutes (1993). The Survey shall be in form and substance satisfactory to the Purchaser, the Title Company and the Lender. The Survey delivered to Purchaser and Title Company within fifteen (15) days after the date of this Agreement, shall be certified to Purchaser and the Title Company (the form of certification to be satisfactory to the Title Company and Purchaser). The Survey shall show that all buildings are within lot and building lines, the location of such lines, the dimensions and total area of the Real Property and Improvements, the location and number of parking spaces, ingress and egress to adjoining streets, all benefiting and burdening easements, improvements, appurtenances, rights of way and utilities whether above or below ground, all encroachments from or into the Premises, all structures and improvements on the Real Property and all easements, rights-of-way and other restrictions of record properly identified with recording information and certifying that the


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Premises are not within a flood plain or other flood hazard area. The Survey and certification shall be sufficient to remove the survey exception from the Title Policy without indemnity or additional premium. On or prior to the expiration of the Feasibility Period, the Purchaser shall notify the Seller of any objections of Seller or Lender to the Survey ("Survey Defects"). Survey Defects shall be deemed to be Title Defects for purposes of this Agreement and Seller shall cure such Survey Defects according to the same procedure as for Title Defects.

         C. The Purchaser and Seller shall each be responsible for the payment of its own transaction costs, including counsel fees. Purchaser shall be responsible for the costs incurred with the physical inspection of the Real Property and Improvements, including any environmental and engineering studies other than those delivered by Seller to Purchaser in accordance with Article III, Paragraph A. At Closing, Seller shall pay for the Survey and Purchaser shall pay all premiums for the issuance of the Title Commitment and the Title Policy. Any and all transfer taxes, real estate excise taxes and sales taxes payable in connection with the transfer of the Premises, or any portion thereof, and the Personalty (as hereinafter defined) shall be paid by Seller. Purchaser shall pay any mortgage registration tax, document recording fees and the cost Purchaser incurs relative to financing if financing is involved. Unless otherwise stated in this Agreement, the Purchaser and Seller shall pay all other costs in connection with the Closing of this transaction as are customary in Pinellas County, Florida.

         V.  CLOSING

         A. The closing of this transaction shall occur on or about the seventh
(7th) day following the expiration of the Feasibility Period, by and through the National Accounts office of the Title Company located at 1025 Connecticut Avenue, N.W., Suite 709, Washington, D.C. 20036, or such other date or place as shall be mutually acceptable to Purchaser and Seller (the "Closing Date"), without the requirement that Purchaser or Seller be physically present thereat. The closing of the transaction contemplated by this Agreement shall be deemed effective as of 12:01 a.m. on the Closing Date ("Closing"). If the date of Closing falls on a Saturday, Sunday or banking holiday, the Closing shall take place on the next business day thereafter.



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         B.   At the Closing, the Seller, shall deliver to Purchaser and perform the following:

         1. A Statutory Warranty Deed conveying good, marketable, insurable and indefeasible fee simple title to the Real Property free and clear of all defects, exceptions, liens or encumbrances, except for the Permitted Exceptions.

         2. Seller shall pay and discharge any special assessment which on or before the date of Closing, (a) has been levied, imposed, or confirmed against the Premises, (b) affects or is a lien upon the Premises or (c) although not yet a lien upon the Premises, is attributable to improvements which benefit or will benefit the Premises or the property in the vicinity of the Premises for which improvement work has been commenced. If any of the foregoing assessments may be paid in installments, all installments shall be deemed payable as of the day prior to the Closing, and shall be discharged of record by Seller. If, at the Closing, any amount which Seller is required to pay with respect to the foregoing has not been determined, Seller agrees to pay such amount as can be reasonably estimated at the Closing and the final amount shall be adjusted within fifteen (15) days after Purchaser gives Seller notice that same has been determined. This provision shall survive the Closing.

         3. A Bill of Sale conveying the Equipment, Inventory, Real Property not conveyed by other instruments provided for herein, and other personal property and intangible property included in the Premises ("Personalty"), free and clear of any lien or encumbrance, other than the Permitted Exceptions, and containing a general warranty of title to the Equipment, Inventory and Personalty and an inventory of all Equipment, Inventory and Personalty.

         4. An assignment of Seller's interest in and to all Permits, Contracts to be assumed by Purchaser in accordance with Article III, Paragraph A, Leases to be assumed by Purchaser in accordance with Article III, Paragraph A, Intangible Rights, Prepaid items and other items of the Premises, free and clear of any lien or encumbrance, together with written evidence satisfactory to Purchaser of any required third party consent to such assignment. Seller shall deliver to Purchaser all original Contracts and Leases which Purchaser has elected to purchase pursuant to Article III hereof; the Permits, including the existing certificates of occupancy for


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the Premises as presently constituted and if no such certificates are available, evidence that the Premises are legally constructed and properly zoned in accordance with all applicable laws; all warranties and guarantees (and assignments thereof to Purchaser) issued in connection with the initial construction of the Real Property and Improvements; any Personalty, and any repairs or additions thereto; cash bank; moneys advanced for future registrations; guest registration records; keys; permits, approvals and licenses issued by all appropriate governmental authorities and fire underwriting organizations with respect to the construction and use of the Premises or any part thereof; and any existing copies of architectural plans and specifications, blueprints and building plans which may be in Seller's possession.

         5. INTENTIONALLY DELETED.

         6. Tax certificates or other evidence of payment from all appropriate taxing authorities certifying the payment of all real and personal property taxes through the current tax year.

         7. A certificate of Seller dated as of the Closing that Seller is not a foreign person or corporation within the meaning of Sections 1445 and 7701 of the Internal Revenue Code (the "IRC").

         8. A bring down certificate dated as of the Closing certifying the truth and accuracy of each representation and warranty set forth in Article XII as of the Closing Date.

         9. An affidavit of title reasonably satisfactory to the Title Company enabling the Title Company to issue the Title Policy without exception for mechanic's or materialman's or other statutory liens or for the rights of parties in possession other than temporary hotel patrons.

         C. At the Closing, the Purchaser shall deliver to the Seller the following:

         1. Subject to Article IX, the Balance of the Purchase Price in the manner elected by Seller pursuant to Article II, Paragraph B.

         2. Proof of authority for Purchaser to complete the transaction reasonably satisfactory to Seller.


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         VI. DELIVERY OF POSSESSION

         Seller shall deliver actual and exclusive possession of the Premises to Purchaser on the Closing Date.

         Seller hereby grants to Purchaser the right to enter the Premises at any reasonable time with reasonable notice after the date hereof for the purpose of inspecting, testing and examining the Premises, which purpose is more particularly provided in Article III hereof.


         VII. DAMAGE TO PROPERTY

         Seller shall give Purchaser immediate notice of any fire or other casualty or of any pending or threatened condemnation occurring to all or any portion of the Premises between the date hereof and the Closing. If prior to the Closing, there shall occur:

                  (i) damage to the Premises caused by fire or other casualty, which would cost $100,000.00 or more to repair or replace; or

                  (ii) the taking or condemnation of all or any portion of the Premises (including any parking areas) as would materially interfere with the use thereof, as determined by Purchaser; then, if any of the events set forth in (i) or (ii) above occurs, Purchaser, at its option, may terminate this Agreement by written notice given to Seller within fifteen (15) days after Purchaser has received the notice referred to above or at the Closing, whichever is earlier. If Purchaser does not elect to terminate this Agreement, the Closing shall take place as provided herein without an abatement of the Purchase Price and there shall be assigned to the Purchaser at Closing, all interest of the Seller in and to any insurance proceeds or condemnation awards which may be payable to Seller on account of such occurrence.

         If, prior to the Closing, there shall occur:

         (x) damage to the Premises caused by fire or other casualty which would cost less than $100,000.00 to repair or


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                  replace; or

         (y) the taking or condemnation of all or any portion of the Premises which is not material to the use thereof, as determined by Purchaser;

then, if any of the events set forth in (x) or (y) above occurs, Purchaser shall have no right to terminate this Agreement (solely as a result of the occurrence of such events), and Seller shall, at its sole expense, with respect to subparagraph (x), restore or replace the damaged Premises to its original condition; and, with respect to subparagraph (y), there shall be assigned to Purchaser at Closing all interest of Seller in and to any condemnation awards which may be payable to Seller on account of any such occurrence.

         VIII.  REMEDIES

         A. If the transaction contemplated by this Agreement is not consummated solely by reason of Purchaser's failure to perform its obligations under this Agreement, then Seller, as its sole and exclusive remedy, shall be entitled to the Deposit as full liquidated damages in complete and total accord and satisfaction, the parties hereby acknowledging and agreeing to the difficulty of ascertaining Seller's actual damages in such circumstances.

         B.   If this transaction is not consummated by reason of:

         (i) cancellation by Purchaser as permitted by the terms of this Agreement, including but not limited to, cancellation by Purchaser at any time on or prior to the expiration of the Feasibility Period;

         (ii) the inability of Purchaser to obtain any approval or consent required pursuant to or otherwise satisfy any condition or contingency set forth in Article III;

         (iii)    the occurrence of any of the events described in Article VII;

         (iv) Title Defects and Survey Defects which are not cured as provided in this Agreement (except for those Title Defects or Survey Defects which Seller is obligated to cure); or


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         (v)      cancellation by Purchaser pursuant to any other applicable provisions of this Agreement,

then Purchaser shall be entitled to a return of the Deposit (together with all interest thereon) and this Agreement shall be null and void and all parties relieved from any further liability hereunder, except with respect to any provisions of this Agreement which by their express terms survive any such termination, unless Purchaser elects to waive any of the items or occurrences set forth in this Article VIII, Paragraph B. The items enumerated in this
Article VIII, Paragraph B are for Purchaser's benefit only and the non-occurrence of a state of facts sufficient to satisfy any of such items may not be used or pleaded by Seller as a defense to the enforceability of this Agreement.

         C. If this transaction is not consummated because of a default on the part of Seller or if Seller fails to close this transaction in breach of its obligation to do so, then Purchaser, at its option, may

         (i)      seek specific performance of this Agreement; and

         (ii) receive a return of the Deposit (together with all interest thereon).

         IX. PRORATIONS

         All income (including cash on hand and accounts receivable for advance reservations), current operating expenses, accounts payable, real estate taxes, other taxes and assessments, all utilities, water and sewer charges, licenses or permit fees relating to the operation of the Premises, real estate and personal property ad valorem taxes, prepayments made under the Contracts (to be assumed by Purchaser pursuant to Article III hereof) and insurance premiums (if applicable), shall be adjusted and prorated as of the Closing. All franchise fees, maintenance and service agreements (whether or not service is continued by Purchaser) and utility charges shall be determined as of Closing and paid by Seller or appropriate adjustments made if Purchaser at its option accepts an assignment of any such agreement. If such charges and expenses are unavailable on the Closing Date, a re-adjustment of such charges and expenses shall be made within thirty (30) days after the Closing or as soon thereafter as such charges and expenses are available. The parties


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agree to cooperate in good faith in effecting such a final reconciliation and each party shall promptly pay (or reimburse the other party for) any expense item that is chargeable to the former party and shall promptly remit any income item to the other party if entitled thereto. Seller shall use reasonable efforts to arrange for the rendition of final bills by the utility companies involved as of the Closing Date.

Guest room revenues of the Premises, whether in cash or in accounts receivable, arising from occupancy for the night beginning on the day preceding the Closing Date and ending on the Closing Date shall be credited one-half to Purchaser and one-half to Seller. Seller shall collect all income and other sums payable by tenants or guests (or otherwise) and shall be responsible for the payment of all expenses on account of services and supplies furnished to and for the benefit of the Premises through and including the Closing, with expenses for the night beginning on the day preceding the Closing Date and ending on the Closing Date being handled in the same manner as guest room revenues for such period. Purchaser shall be credited with any deposits from tenants or guests of the Premises which are refundable to such tenants or guests. Seller shall remit to Purchaser at closing all prepaid income items. In addition, at Closing, Seller shall deliver to Purchaser a schedule of all unpaid accounts receivable and other income items as of Closing. All such accounts receivable and other income items collected by or for Purchaser after Closing shall be promptly remitted to the order of Seller; provided, however, payments received by Purchaser following the Closing with respect to receivables shall be deemed to be in payment of receivables of Purchaser unless the payment received specifically identifies that it is in payment of a receivable attributed to Seller or there is no receivable due to Purchaser with respect to such payment. Seller and Purchaser agree to attempt to reconcile and prorate the accounts receivable within sixty
(60) days after Closing. Except for sums actually received by Purchaser pursuant to the immediately preceding sentence, Purchaser shall assume no obligation to collect or enforce the payment of any amounts that may be due to Seller, except that Purchaser shall render reasonable assistance, at no expense to Purchaser, to Seller after Closing in the event Seller proceeds against any third party to collect any accounts receivable or other income items due Seller. Nothing contained in this Article shall be deemed to prohibit Purchaser and Seller from entering into an agreed settlement in writing of all prorations at or following Closing.

         In the event any adjustments pursuant to this Article are, subsequent to Closing, found to be erroneous, then either party hereto is entitled to additional monies and shall invoice the other party for such additional amounts as may be owing, and such amount shall be paid promptly by the other party upon receipt of the invoice. Such invoice shall be accompanied by reasonable substantiating evidence. Notwithstanding anything contained in this Article IX to the contrary, in order to provide security for all of the adjustments and prorations set forth in this Article IX to be made after Closing, Purchaser and Seller agree that the sum of $50,000.00 from the net sales proceeds portion of the Purchase Price available to Seller at Closing shall be deposited with Escrow Agent and shall be held by Escrow Agent until all such adjustments and prorations are deemed final by Purchaser and Seller. Such adjustments and prorations shall be finalized by Purchaser and Seller within ninety (90) days after Closing, at which time the funds so held in escrow shall be disbursed in accordance with the written instructions of Purchaser and Seller. Escrow Agent shall not disburse such amount or any portion thereof except in accordance with written instructions relative thereto signed by both Purchaser and Seller.

         Purchaser shall have no obligation with respect to Seller's employees whatsoever all of whom shall be compensated and terminated by Seller as of Closing, though Purchaser reserves the right to employ any such employees.

         The provisions of this Article IX shall survive the delivery of the Deed.

         X.  NOTICES

         Any notice to be given by either party to this Agreement shall be in writing and shall be either delivered personally, or by facsimile (provided that a copy of such notice is also sent on the same day by one of the other methods set forth herein) or by certified or registered U.S. Mail, postage prepaid, or by nationally recognized overnight courier delivery service with charges to the sender, as follows:

To Seller:                             ICOT Center, Ltd.
                                       13925 58th Street North
                                       Clearwater, Florida 34620
                                       Attention: Scott Makela
                                       Fax No. (813) 531-5964


With copies to:                        Joan M. Vecchioli, Esquire
                                       Johnson, Blakely, Pope, Bokor,
                                       Ruppel & Burns, P.A.
                                       911 Chestnut Street
                                       Clearwater, Florida 34616
                                       Fax No. (813) 441-8617

To Purchaser:                          WINN Limited Partnership
                                       2209 Century Drive, Suite 300
                                       Raleigh, North Carolina  27622
                                       Attention:  Robert W. Winston, III
                                       Fax No. (919) 510-6832

With copies to:                        William W. Bunch, III, Esquire
                                       Brown & Bunch
                                       4900 Falls of Neuse Road,
                                       Suite 210 (street zip code 27609)
                                       Post Office Box 19409
                                       Raleigh, North Carolina 27619-9409
                                       Fax No. (919)878-8062

Notice shall be deemed given if properly addressed and delivered as set forth herein two (2) business days following deposit in the U.S. Mail, one (1) business day following deposit with any generally recognized overnight delivery service, on personal hand delivery to a person authorized to receive such delivery, on the day of such hand delivery and, on the date of the facsimile transmission as evidenced by the printed receipt therefor, provided a second method is utilized as required hereinbefore. Any party may change addresses for notices by delivering written notice of such change in accordance with this
Article X.

         XI. INDEMNITY

         A. Seller shall indemnify and hold the Purchaser harmless from and against any claim for any real estate commission, brokerage fee or finder's fee made by any person, firm or corporation, claiming by, through or under the Seller. Purchaser shall indemnify and hold the Seller harmless from and against any claim for any real estate commission, brokerage fee or finder's fee made by any person, firm or corporation, claiming by, through or under the Purchaser. Notwithstanding the foregoing, Seller warrants and represents that there are no brokerage fees, real estate commissions, finder's fees or other acquisition costs or any other compensation payable by Seller and due to any third party in connection with this transaction other than a commission to be paid to CB Commercial Real Estate Group, Inc. (James P. Wall) and Westfalia Realty, Inc. Seller shall pay such commission in full to such broker upon the Closing of the transaction contemplated hereby. This warranty and representation shall survive the Closing and the parties shall indemnify each other from any liability, cost or loss arising out of a breach of said warranty and representation, including consequential damages.

         B. The Seller shall indemnify and hold the Purchaser harmless from and against any and all liabilities, claims, demands, costs and expenses of any kind or nature, including but not limited to, reasonable attorney's fees, arising out of or incurred in connection with (i) any breach of the representations and warranties of Seller set forth in this Agreement, (ii) the ownership, use, maintenance or operation of the Premises on or prior to the Closing or the transfer of the Premises to the Purchaser (including the payment of all taxes),or (iii) compliance or failure to comply with the notice provisions relating to bulk sales laws applicable to the transfer of all or any part of the Premises. Purchaser shall indemnify and hold Seller harmless from and against any and all liabilities, claims, demands, costs and expenses of any kind or nature, including reasonable attorney's fees, arising after the date of Closing and which arise out of the ownership or operation of the Premises by the Purchaser following the Closing. Such indemnities shall survive Closing.


         C. If Purchaser or Seller propose to make any claim for indemnification under any Article or Paragraph of this Agreement

(the "Indemnitee"), the Indemnitee shall deliver to the other party (the "Indemnitor") a certificate signed by the Indemnitee which certificate shall (i) state that a loss has occurred and (ii) specify in reasonable detail each individual item of loss or other claim including the amount thereof and the date such loss was incurred. The Indemnitor shall have the right in its discretion and at its expense to participate in and control (a) the defense or settlement of any claim, suit, action or proceeding (including appeals) in respect of such item (or items) by any person other than a party hereto, (b) any and all negotiations with respect thereto, and (c) the assertion of any claim against any insurer with respect thereto, and the Indemnitee shall not settle any such claim, suit, action or proceeding or agree to extend any applicable statute of limitation without the prior written approval of the Indemnitor. The rights of participation, control and approval granted to the Indemnitor shall be subject as a condition precedent to the Indemnitor's acknowledging to the Indemnitee, in writing, the obligation of the Indemnitor to indemnify the Indemnitee in respect of such third party's claim, suit, action or proceeding giving rise to such item. Upon satisfaction of such condition precedent, the Indemnitee shall provide the Indemnitor with all reasonably available information, assistance and authority to enable the Indemnitor to effect such defense or settlement and upon the Indemnitor's payment of any amounts due in respect of such claim, suit, action or proceeding, the Indemnitee shall, to the extent of such payment, assign or cause to be assigned to the Indemnitor the claims of the Indemnitee, if any, against such third parties in respect of which such payment is made. If the Indemnitor is not so willing to acknowledge such obligation, the parties shall jointly consult and proceed as to any such third party claim, suit, action or proceeding.




         XII.  SELLER'S REPRESENTATIONS AND WARRANTIES

         The Seller represents and warrants to the Purchaser that:

         A. Seller is a limited partnership duly organized, and existing and in good standing under the laws of the state of its formation and authorized to do business in the State in which the Premises are located.

          B. Seller is authorized to enter into this Agreement and to consummate the transaction contemplated hereby, and the individuals executing this Agreement on behalf of Seller are also duly authorized to execute this Agreement and to bind Seller to consummate such transaction. The execution and delivery of this Agreement and the conveyance of the Premises by Seller, pursuant to this Agreement, do not require the consent of any person, agency or entity not a party to this Agreement. The execution of this Agreement by Seller and the transaction contemplated herein have been duly authorized by proper corporate or partnership action, as the case may be, including the board of directors of Seller, if Seller is a corporation.

          C. There are no pending or, to the knowledge of Seller, threatened, condemnation or similar proceedings affecting the Premises, or any portion thereof. Seller has not received any written notice that any such proceeding is contemplated, and no part of the Premises has been destroyed or damaged by any casualty.

          D. To the best of Seller's knowledge, the maintenance, operation, use or occupancy of the Premiss as a hotel does not violate any building, health, zoning, environmental, fire or similar law, ordinance, regulation or restrictive covenant. To the best of Seller's knowledge, the Premises do not violate any federal, state, county, or municipal laws, ordinances, orders, regulations or requirements nor has Seller received any notice of such a violation.

          E. There are no options to purchase, rights of first refusal or other similar agreements with respect to the Premises which give anyone the right to purchase the Premises or any part thereof. There are no contracts or agreements which affect or cover the Premises, except for the Contracts, Permits and Leases. There are no unpaid bills or claims in connection with the construction repair or replacement of the Premises. There are no agreements allowing for any reduction, concession or abatement of room rates.

          F. The Financial Statements for the Premises provided by Seller to Purchaser pursuant to Article III, Paragraph A, item (g) are or shall be true, correct and accurate in all material respects and fairly present the results of operations of the Premises for the periods then ended. During the immediately preceding two year period, no single customer (or its or their affiliates) comprised more than 10% of gross room sales.

          G. The Seller has duly filed in a timely manner all federal, state, county and local income, franchise, excise, withholding, sales, occupancy, payroll, property (real, personal and intangible), and any other tax returns and reports required to have been filed up to the date hereof, and has paid all taxes, interest, penalties and all assessments that have become due. The Seller has paid, or made adequate provision for the payment of, all taxes with respect to the conduct of its business upon the Premises through the Closing. Neither the Seller nor its agents have been advised or notified of any tax deficiency, assessment or penalty with respect to the Seller, nor does the Seller know of any basis for any additional claim or assessment for taxes, interest or penalties. No liens for taxes, federal, state or local, have been filed against the Seller or its assets.

          H. Certificates of Occupancy for all buildings and other improvements have been duly issued, and the buildings and improvements may be legally occupied and are presently being occupied as a hotel/motel. Copies of such Certificates of Occupancy or their equivalent in Florida shall be delivered by Seller to Purchaser within five (5) days after the date of this Agreement. To the best of Seller's knowledge, the Real Property is zoned properly for the present uses made thereof.

          I. Except as set forth in the Title Commitment, the Seller owns and has good and marketable title to all of its assets and properties which constitute the Premises free and clear of any security interest, mortgage, pledge, lien, conditional sale or other encumbrance or charge. All of the Premises owned by Seller is, and at the time of Closing will be, in good condition and in good working order. The Premises to be purchased is all of the property of every kind and nature necessary for the operation of the Seller's business in the ordinary course.

          J. To the best of Seller's knowledge, the Premises are in compliance with and have not violated any statute, law, ordinance, rule, regulation, order and directive (including, without limitation, all labor and environmental control and antipollution laws, ordinances, rules, regulations or directives) of any and all Governmental Agencies pertaining to the use or occupancy of the Premises.

The Seller has not received any notice of and the Seller and the

Premises have not been charged with, are not under investigation or threatened investigation for failure to comply with and are in compliance with, any and all statutes, laws, ordinances, rules, regulations, orders and directives of any and all Governmental Agency or Agencies pertaining to the use, generation, dumping, releasing, burying or disposing of or emitting of any particles, materials, substances, or emissions that are now or have heretofore been determined by any and all Governmental Agency or Agencies to be of a hazardous, toxic, pollutive, or ecologically or environmentally damaging nature, including but not limited to asbestos ("Hazardous Materials"). Seller has not previously disposed of any Hazardous Materials at the Premises.

For purposes of this Agreement, the term "Hazardous Materials" shall include, but not be limited to, those materials or substances now or heretofore defined as "hazardous substances," "hazardous materials," "hazardous waste," "toxic substances," or other similar designations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C., Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C., Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C., Section 1801, et seq. and other laws, whether or not of a similar nature, applicable to the Premises and adopted by, enacted in or applicable to the State of Florida.

For purposes of this Agreement, the term "Governmental Agency or Agencies" means, whether of the United States of America, of any state or territory thereof or of any foreign jurisdiction, any government, political subdivision, court, agency, or other entity, body, organization or group exercising any executive, legislative, judicial, regulatory or administrative function of government.

To the best of Seller's knowledge, the Real Property has never appeared on any federal or state registry of active or inactive hazardous waste disposal sites. Seller has never received any notice of claim from a Governmental Agency concerning the alleged release or threatened release of Hazardous Materials at the Real Property. To the best of Seller's knowledge, no hazardous waste sites exist within a one mile radius of the Real Property.

         K. There are no employment or union agreements in effect relative to any employee at the Premises and no employee has received a commitment from the Seller for continued employment after

Closing. The Seller shall be responsible for and shall pay all salary, compensation, vacation time, bonuses and benefits to which each employee of and at the Premises is entitled for the period of time prior to the Closing Date.

          L. Seller has no knowledge of and has received no notice of any causes of action, actions, or proceedings of whatever type or description which have been instituted or threatened or are pending relating to the Premises or any interest therein.

          M. No representation or warranty made by the Seller, nor in any statement or document furnished or to be furnished to the Purchaser hereunder, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact.

         Purchaser, in Purchaser's sole and absolute discretion, may waive any condition to close or breach of any representation or warranty provided for herein or any Title or Survey Defect, and in such event, this transaction shall be consummated as if such condition, representation, warranty or defect was satisfied. All of the representations and warranties contained in this Agreement shall survive the Closing. The representations and warranties set forth above shall be true, correct and accurate on the date hereof and as of the date of Closing.

         XIII.  ESCROW

         The Escrow Agent hereby acknowledges receipt of the Deposit and agrees to hold the Deposit in escrow until the Closing or sooner termination of this Agreement and shall pay over and apply the proceeds thereof in accordance with the terms of this Agreement. If, for any reason, the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Deposit, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such five (5) day period, or if for any reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold the Deposit until otherwise directed by written instructions from the parties to this Agreement or until a final judgment (beyond any applicable appeal period) by a court of competent jurisdiction is rendered disposing of such Deposit.

         The Escrow Agent shall be liable as a depository only and its duties hereunder are limited to the safekeeping of the Deposit and the delivery of same in accordance with the terms of this Agreement. The Escrow Agent shall not be liable for any act or omission done in good faith, or for any claim, demand, loss or damage made or suffered by any party to this Agreement, except such as may arise through or be caused by the Escrow Agent's willful misconduct or negligence.

         XIV. COVENANTS

         A. Following the date of this Agreement and to and including the Closing, the Seller (i) shall continue normal and prudent maintenance and management of the Premises, (ii) shall continue to maintain supplies and payroll at their current level, and (iii) shall operate the Hotel in the ordinary and prudent course of business.

         B. All taxes levied against the Premises which were or shall be due and payable prior to the Closing have been or shall be paid in full by the Seller on or prior to the Closing.

         C. All Contracts and Leases which the Purchaser elects to assume in accordance with Article III shall be current and not in default as of the Closing. Seller shall not enter into new Contracts or Leases except in the ordinary course of business, and provided that any such new Contract or Lease shall either provide that it may be cancelled on not more than 30 days notice by Seller at no penalty or cost or, Purchaser shall consent to such Contract or Lease in writing.

         D. Seller shall maintain fire and casualty insurance on the Premises up to and including the Closing in amounts reasonably satisfactory to Purchaser.

         E. Seller shall deliver to Purchaser a report itemizing room sales per month, occupancy and ADR through a date which is not later than one month prior to the Closing Date ("Monthly Report"). The Monthly Report shall be satisfactory to Purchaser in all respects.

         F. During the Feasibility Period, representatives of Seller and Purchaser shall meet at the Premises and prepare a schedule of the Equipment, which schedule shall be attached hereto and made a part hereof at such time.


         XV. BINDING EFFECT; MISCELLANEOUS

         A. This Agreement shall be binding upon and shall inure to the parties hereto, their respective heirs, successors, legal representatives and assigns. This Agreement sets forth the entire Agreement between the parties hereto and no other prior written or oral statement or agreement or understanding shall be recognized or enforced. All modifications or amendments shall be in writing and signed by the parties. This Agreement is to be construed according to the laws of the State of Florida. This Agreement may be executed in two or more counterparts all of which shall constitute one and the same instrument. The singular shall include the plural and vice versa.

         B. The Purchaser may assign this Agreement.

         C. For a period of five(5) years immediately following the Closing, Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, agrees that it shall not, directly or indirectly, for its own account or as agent, employee, officer, director, trustee, lessor, sublessor, consultant or as a stockholder of any corporation or any other entity, or as a member of any firm or otherwise, (i) engage or attempt to engage within the Restricted Area (as hereinafter defined), in the hotel, motel or other business which is the same as, substantially similar to or competitive with the operation of the Premises purchased pursuant to this Agreement, or (ii) employ or solicit the employment of any employees of Seller at the Premises. For purposes of this Agreement, the term "Restricted Area" shall mean an area which shall consists of a circle the radius of which is 10 miles with the center point being located at the Premises in Clearwater, Florida. Each of the Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, and Purchaser acknowledges and agrees that the foregoing territorial, time and other limitations and restrictions contained in this Article XV are reasonable and properly required for the adequate protection of the business and affairs of the Purchaser, and in the event that any one or more of such territorial, time or other limitations is found to be unreasonable by a court of competent jurisdiction, each of Purchaser and Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, hereby agree to submit to the reduction of the said territorial, time or other limitation, to such an area, period or otherwise as the court may determine to be reasonable. In the event that any limitation or restriction under this Article XV is found to be unreasonable or otherwise invalid in any jurisdiction in whole or in part, each of Purchaser and Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, acknowledges, warrants, represents and agrees that such limitation shall remain and be valid in all other jurisdictions. Each of Purchaser and Seller, including any and all entities and individuals owing at least a twenty five percent (25%) ownership interest in Seller, acknowledges, warrants, represents and agrees that the restrictive covenants contained in this Article XV are necessary for the protection of Purchaser's legitimate business interests and are reasonable in scope and content, and Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, represents and warrants that its and their attorneys have thoroughly and completely reviewed this Agreement with it and them, and it and they understand the contents hereof. Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, and Purchaser acknowledges and agrees that because a remedy at law for any breach of the provisions of this
Article XV will be inadequate, in addition to all other remedies available to Purchaser, Purchaser shall have the remedies of a restraining order, injunction or other equitable relief to enforce the provisions hereof. Each of Purchaser and Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, agrees that the issues in any action brought under this Article XV will be limited to claims under this
Article XV and all other claims or counterclaims under other provisions of this Agreement will be excluded. All expenses, including reasonable attorneys' fees and expenses arising out of claims under this Article XV shall be borne by the losing party to the fullest extent permitted by law. Purchaser and Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in

Seller, acknowledge and agree that the payment of the Purchase Price is sufficient consideration to support the enforcement of this Paragraph C. of
Article XV and further, the agreements of Seller herein, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, are given and made to and for the benefit of Purchaser as a material inducement to Purchaser to pay the Purchase Price pursuant to the terms of this Agreement. The terms and provisions of this Article XV shall survive Closing. The sole entity owning at least a twenty five percent (25%) ownership interest in Seller is identified on Schedule 5 attached hereto and incorporated herein by this reference. Such entity shall execute Schedule 5 to acknowledge, consent and agree to the terms and provisions of this Paragraph C. of Article XV prior to the expiration of the Feasibility Period.

         D. As used herein, "the date of this Agreement" shall mean the date noted below as the date upon which this Agreement was executed by the latter of the Purchaser or the Seller.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                                      Purchaser:

                                      WINN Limited Partnership,
                                      a North Carolina limited partnership
                                      (SEAL)

                                      By:  Winston Hotels, Inc.,
                                           a North Carolina corporation,
                                           General Partner

(Corporate Seal)                      By: /s/ Robert W. Winston III
                                          -------------------------------
                                                     President

Attest:


/s/ Brenda G. Burns
-------------------------
Assistant Secretary

                                      Seller:

                                      Park Hotel, Ltd.,
                                      a Florida limited partnership
                                      (SEAL)

(Corporate Seal)                      By: Icot Center, Inc.,
                                          a Florida corporation,
                                          General Partner

                                      By:    /s/ Marvin J. Slovacek, Jr.  (SEAL)
                                             ----------------------------
                                      Name:  Marvin J. Slovacek, Jr.
                                      Title: Vice President



                                      Escrow Agent:

                                      The Title Company of North Carolina,
                                      Inc., as agent for First American
                                      Title Insurance Company

                                      Name:  /s/ Alice B. Murdock
                                             ----------------------------
                                      Title: Vice President

STATE OF NORTH CAROLINA
COUNTY OF WAKE

         I, a Notary Public of the County and State aforesaid, certify that Brenda G. Burns, personally came before me this day and acknowledged that she is Assistant Secretary of Winston Hotels, Inc., a North Carolina corporation, General Partner of WINN Limited Partnership, a North Carolina limited partnership, and that by authority duly given and as the act of the corporation, as such General Partner, the foregoing instrument was signed in its name by its President, sealed with its corporate seal and attested by her as its Assistant Secretary. Witness my hand and seal, this the 20th day of March, 1997.

My commission expires: 12/15/2001         /s/ Judy Ellington
                                          -------------------------------
                                          Notary Public
(SEAL)


STATE OF FLORIDA
COUNTY OF PINELLAS

         I, a Notary Public of the County and State aforesaid, certify that Marvin J. Slovacek, Jr., Vice President of ICOT Center, Inc., a Florida corporation, general partner of Park Hotel, Ltd., a Florida limited partnership, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of such limited partnership. Witness my hand and seal, this the 25th day of March, 1997.

My commission expires:_____               /s/ Barbara A. Jones
                                          -------------------------------
                                          Notary Public
(SEAL)

                                  Schedule 1

Commitment No. 864-358380
Company File No. CL301836

                              LEGAL DESCRIPTION

A portion of Lot 26, RUBIN ICOT CENTER, as recorded in Plat Book 88, pages 79 through 85, of the Public Records of Pinellas County, Florida, lying in Section 5, Township 30 South, Range 16 East, Pinellas County, Florida, and being more particularly described as follows:

Commence at the Northwest corner of Lot 25 of said RUBIN ICOT CENTER for a point of reference; thence North 02 degrees 36'36" West, and along the East right of way line of Icot Boulevard, 21.52 feet to a Point Of Beginning; thence continue along said right of way line, North 02 degrees 36'36" West, 40.36 feet; thence continue along said right of way line, North 00 degrees 14'48" East, 352.24 feet; thence continue along said right of way line, 128.15 feet along the arc of a curve to the left having a radius of 517.00 feet, a delta of 14 degrees 12'08", a chord length of 127.82 feet, and a chord bearing of North 06 degrees 51'15" West, thence leaving said right of way line, South 48 degrees 18'20" East, 275.58 feet; thence South 03 degrees 18'20" East, 37.58 feet; thence South 48 degrees 18'20" East, 85.00 feet; thence South 83 degrees 29'28" East, 67.81 feet; thence South 48 degrees 18'20" East, 34.32 feet; thence South 10 degrees 55'46" East, 137.18 feet; thence North 89 degrees 45'12" West,
146.00 feet; thence South 37 degrees 31'56" West, 30.17 feet; thence North 89 degrees 45'12" West, 57.55 feet; thence North 48 degrees 18'20" West, 32.79 feet; thence North 89 degrees 45'12" West, 21.12 feet; thence South 00 Degrees 14'48" West, 76.21 feet; thence North 89 degrees 45'12" West, 106.99 feet to the Point Of Beginning.

                           END OF LEGAL DESCRIPTION




                                      2

                                   Schedule 2

                                    Contracts


         1. Agreement with Miami Elevator Company dated December 1, 1987 for elevator maintenance.

         2. Service agreement with Steritech Environmental Services dated February 5, 1996 for pest control.

         3. Agreement with ADT Security Systems, Mid-South, Inc. dated February 22, 1993 for security system.

         4. Annual agreement with Danka Industries, Inc. commencing in 1991 for copier.

         5. Maintenance agreement with Excel Landscape and Maintenance, Inc. dated April 29, 1996 for landscape maintenance.

         6. Contract with Green Keepers dated October 18, 1988 for live plant installation and maintenance.

         7. Agreement with Vision Cable of Pinellas, Inc. dated May 21, 1993 for cable television service.

                                   Schedule 3

                                     Leases

         1. Equipment lease agreement with Telerent Leasing Corporation dated December 12, 1994 pertaining to in-room televisions and related equipment.

                                   Schedule 4

                            Product Improvement Plan

         Property Improvement Plan issued by Holiday Inn Worldwide January 21, 1997, reference location no. 1659.

                                   Schedule 5

         The undersigned owns an eighty percent (80%) ownership interest in Seller and is therefore the sole entity owning at least a twenty five percent (25%) ownership interest in Seller and the undersigned joins in the execution hereof to acknowledge, consent and agree to the terms and provisions of this Paragraph C. of Article XV of the Agreement to which this Schedule 5 is attached and incorporated herein.



                                    Icot Investments, Ltd.,
                                    a Florida limited partnership

                                    By: ___________________________
                                        as General Partner


                                    By:_______________________(SEAL)
                                    Name:___________________________
                                    Title:__________________________

                          CERTIFICATE OF COMPLIANCE

                                 OF DECLARANT

                      UNDER DECLARATION OF RESTRICTIONS


    THIS CERTIFICATE OF COMPLIANCE is made this ______ day of __________, 1997, by ICOT CENTER, INC., a Florida corporation (the "Corporation") (the "Declarant").

                             W I T N E S S E T H:

     WHEREAS, the Corporation is the Declarant under that certain Declaration of Restrictions for Rubin ICOT Center, recorded in O.R. Book 5821, Page 2146, and re-recorded in O.R. Book 5831, page 1697, as amended by and pursuant to that certain Absolute Assignment of Declarant's Rights Under Declaration of Restrictions recorded in O.R. Book 8863, Page 304, all of the Public Records of Pinellas County, Florida (collective, the "Declaration"); and

     WHEREAS, WINN LIMITED PARTNERSHIP, a North Carolina limited partnership, doing business in the State of Florida as WINN LIMITED PARTNERSHIP OF NORTH CAROLINA ("WINN") is the Buyer under that certain Agreement of Purchase and Sale dated March 25, 1997, between PARK HOTEL, LIMITED, a Florida limited partnership ("Park Hotel"), as Seller, and WINN, for the purchase of a portion of the property encumbered by the Declaration, more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property"); and

     WHEREAS, the Corporation is the sole General Partner of Park Hotel; and

     WHEREAS, WIN has requested that Park Hotel obtain a Certificate of Compliance from the Declarant for matters contained in the Declaration as they apply to the Property;

     NOW, THEREFORE, the Corporation hereby states as follows:

     1. The recitals set forth above are true and correct and are incorporated herein by reference.

     2. The Declarant is a valid corporation, formed according to the laws of the State of Florida, and in good standing with the State of Florida.

     3. The Declarant (i) is the successor Declarant under the Declaration to the original Declarant; (ii) has not assigned any of its rights as Declarant under the Declaration to any other entity, person or individual; and (iii) has full authority to give this Certificate of Compliance for matters contained in the Declaration as they apply to the Property.

     4. The Declarant hereby certifies that all of the restrictions contained in the Declaration, as they apply to the Property, have been complied with to the satisfaction of the Declarant, and the Declarant hereby waives any and all adverse objections that it had or may have regarding any non-compliance of certain restrictions contained in the Declaration as they may apply to the Property.

     5. The Declarant does hereby acknowledge that an unrecorded as-built plat of survey of the property entitled "Holiday Inn Express, Boundary & Location Survey of a Portion of Lot 26, Rubin ICOT Center", has been prepared by Earl W. Ramer, RLS No. 3612, dated July 29, 1995, revised through June 12, 1997, Job No. 1172-001-001.411 (the "Survey"). The compliance, satisfaction and waiver evidenced and accomplished by this Certificate of Compliance includes any and all violations, if any, of the terms and provisions of the Declaration as may exist or be revealed by the Survey, including, but not limited to, (i) the plan review by Declarant contemplated by Article III, paragraph 1; (ii) the requirement that construction be completed no later than two (2) years from the date of purchase contemplated by Article IV, paragraph 1; (iii) waiver of any and all violations of the minimum setback requirements set forth in Article IV, paragraph 2; (iv) waiver of any and all violations of the green area reservation and landscaping requirements contemplated by Article IV, paragraph 3; (v) the fact that all signs currently located on the Property comply with the requirements of Article IV, paragraph 7 and all approvals to which Declarant is entitled are currently in place; (vi) waiver of any violations of the green areas due to parking areas being constructed therein as contemplated by Article IV, paragraph 8; (vii) the fact that all exterior surfaces and signs comply with the requirements of Article IV, paragraph 10; and (viii) the fact that due to the prior construction of the Improvements on the Property the requirements of Article VI, paragraph 1(d) are no longer applicable to the Property. The foregoing is intended to specifically identify certain known areas of compliance and waivers relative to the Property and the Improvements constructed thereon, provided, however, it is to be expressly understood that nothing in the foregoing is in any way intended to limit or restrict the notice of compliance and waiver set forth in paragraph 4 hereof which is intended to give notice of full and complete compliance by and of the Property and of full and complete waivers of any violations relative thereto, whether the same are identified in this paragraph 5, known to the Declarant as of the execution hereof or unknown to the Declarant as of the execution hereof.

     6. The Declarant hereby certifies that all dues, charges, assessments and fees have been paid through the date of closing, and that there are no liens due or pending as of the date of the acquisition of the Property by WINN.

     IN WITNESS WHEREOF, the Corporation has hereunto set its hand and seal the day and year first above written.

WITNESSES:                            ICOT CENTER, INC., a Florida corporation


                                      By:
-----------------------------------       ------------------------------------
Print Name:                               Marvin J. Slovacek, Jr.
            -----------------------       Vice President


-----------------------------------
Print Name:                                   (Corporate Seal)
            -----------------------


STATE OF FLORIDA     )
COUNTY OF PINELLAS   )

     The foregoing instrument was acknowledged before me this ______ day of ______________, 1997, by MARVIN J. SLOVACEK, JR., as Vice President of ICOT CENTER, INC., a Florida corporation, on behalf of the corporation, who is personally known to me or has presented a Florida drivers license as identification.


                                      --------------------------------------
                                      Notary Public
                                      Print Name:
                                                  --------------------------
                                      My Commission Expires:

                              LEGAL DESCRIPTION

A portion of Lot 26, RUBIN ICOT CENTER, as recorded in Plat Book 88, pages 79 through 85, of the Public Records of Pinellas County, Florida, lying in Section 5, Township 30 South, Range 16 East, Pinellas County, Florida, and being more particularly described as follows:

Commence at the Northwest corner of Lot 25 of said RUBIN ICOT CENTER for a point of reference; thence North 02 degrees 36'36" West, and along the East right of way line of Icot Boulevard, 21.52 feet to a Point Of Beginning; thence continue along said right of way line, North 02 degrees 36'36" West, 40.36 feet; thence continue along said right of way line, North 00 degrees 14'48" East, 352.24 feet; thence continue along said right of way line, 128.15 feet along the arc of a curve to the left having a radius of 517.00 feet, a delta of 14 degrees 12'08", a chord length of 127.82 feet, and a chord bearing of North 06 degrees 51'15" West, thence leaving said right of way line, South 48 degrees 18'20" East, 275.58 feet; thence South 03 degrees 18'20" East, 37.58 feet; thence South 48 degrees 18'20" East, 85.00 feet; thence South 83 degrees 29'28" East, 67.81 feet; thence South 48 degrees 18'20" East, 34.32 feet; thence South 10 degrees 55'46" East, 137.18 feet; thence North 89 degrees 45'12" West,
146.00 feet; thence South 37 degrees 31'56" West, 30.17 feet; thence North 89 degrees 45'12" West, 57.55 feet; thence North 48 degrees 18'20" West, 32.79 feet; thence North 89 degrees 45'12" West, 21.12 feet; thence South 00 Degrees 14'48" West, 76.21 feet; thence North 89 degrees 45'12" West, 106.99 feet to the Point Of Beginning.

                           END OF LEGAL DESCRIPTION








                                 EXHIBIT "A"

                       WAIVER OF RIGHT OF FIRST REFUSAL

     THIS WAIVER OF RIGHT OF FIRST REFUSAL is made this ____ day of __________, 1997, by ICOT CENTER, INC., a Florida corporation (the "Corporation").

                             W I T N E S S E T H:

     WHEREAS, the Corporation is the Declarant under that certain Declaration of Restrictions for Rubin ICOT Center, recorded in O.R. Book 5821, Page 2146, and re-recorded in O.R. Book 5831, Page 1697, as amended by and pursuant to that certain Absolute Assignment of Declarant's Rights Under Declaration of Restrictions recorded in O.R. Book 8863, Page 304, all of the Public Records of Pinellas County, Florida (collective, the "Declaration"); and

     WHEREAS, WINN LIMITED PARTNERSHIP, a North Carolina limited partnership, doing business in the State of Florida as WINN LIMITED PARTNERSHIP OF NORTH CAROLINA ("WINN"), is the Buyer under that certain Agreement for Purchase and Sale dated March 25, 1997, between PARK HOTEL, LIMITED, a Florida limited partnership ("Park Hotel"), as Seller, and WINN, for the purchase of a portion of the property encumbered by the Declaration, more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property"); and

     WHEREAS, the Declaration contains a right of first refusal by Declarant under Article V, Section 4 ("Right of First Refusal"); and

     WHEREAS, the Corporation does not wish to exercise the Right of First Refusal on the Property;

     NOW, THEREFORE, the Corporation hereby states as follows:

     1. The recitals set forth above are true and correct and are incorporated herein by reference.

     2. The Corporation is a valid corporation, formed according to the laws of the State of Florida, and in good standing with the State of Florida.

     3. The Corporation (i) is the successor under the Declaration to the original Declarant; (ii) has not assigned any of its rights as Declarant under the Declaration to any other entity, person or individual; and (iii) has full authority to waive the Right of First Refusal on the Property.

     4. The Corporation hereby forever releases, remises, quitclaims and waives its right to exercise the Right of First Refusal on the Property, and by virtue of the foregoing, the Right of First Refusal is hereby fully and completely terminated with respect to the Property just as if such Right of First Refusal had never existed and pertained to the Property.

     IN WITNESS WHEREOF, the Corporation has hereunto set its hand and seal the day and year first above written.

WITNESSES:                               ICOT CENTER, INC., a Florida
                                         corporation

-------------------------------------    By:
Print Name:                                  ----------------------------------
            -------------------------        Marvin J. Slovacek, Jr.
                                             Vice President

-------------------------------------
Print Name:                                     (Corporate Seal)
            -------------------------




STATE OF FLORIDA      )
COUNTY OF PINELLAS    )

     The foregoing instrument was acknowledged before me this ____ day of __________, 1997, by MARVIN J. SLOVACEK, JR., as Vice President of ICOT CENTER, INC., a Florida corporation, on behalf of the corporation, who is personally known to me or has presented a Florida drivers license as identification.


                                           ------------------------------------
                                           Notary Public
                                           Print Name:
                                                       ------------------------
                                           My Commission Expires:

                              LEGAL DESCRIPTION

A portion of Lot 26, RUBIN ICOT CENTER, as recorded in Plat Book 88, pages 79 through 85, of the Public Records of Pinellas County, Florida, lying in Section 5, Township 30 South, Range 16 East, Pinellas County, Florida, and being more particularly described as follows:

Commence at the Northwest corner of Lot 25 of said RUBIN ICOT CENTER for a point of reference; thence North 02 degrees 36'36" West, and along the East right of way line of Icot Boulevard, 21.52 feet to a Point Of Beginning; thence continue along said right of way line, North 02 degrees 36'36" West, 40.36 feet; thence continue along said right of way line, North 00 degrees 14'48" East, 352.24 feet; thence continue along said right of way line, 128.15 feet along the arc of a curve to the left having a radius of 517.00 feet, a delta of 14 degrees 12'08", a chord length of 127.82 feet, and a chord bearing of North 06 degrees 51'15" West, thence leaving said right of way line, South 48 degrees 18'20" East, 275.58 feet; thence South 03 degrees 18'20" East, 37.58 feet; thence South 48 degrees 18'20" East, 85.00 feet; thence South 83 degrees 29'28" East, 67.81 feet; thence South 48 degrees 18'20" East, 34.32 feet; thence South 10 degrees 55'46" East, 137.18 feet; thence North 89 degrees 45'12" West,
146.00 feet; thence South 37 degrees 31'56" West, 30.17 feet; thence North 89 degrees 45'12" West, 57.55 feet; thence North 48 degrees 18'20" West, 32.79 feet; thence North 89 degrees 45'12" West, 21.12 feet; thence South 00 Degrees 14'48" West, 76.21 feet; thence North 89 degrees 45'12" West, 106.99 feet to the Point Of Beginning.

                           END OF LEGAL DESCRIPTION







                                 EXHIBIT "A"

                                                                     Exhibit B-2


STATE OF FLORIDA

COUNTY OF PINELLAS


                           PARKING EASEMENT AGREEMENT

      THIS PARKING EASEMENT AGREEMENT ("Agreement") is made by ICOT Center, Ltd., a Florida limited partnership ("Grantor") to and for the benefit of WINN Limited Partnership, a North Carolina limited partnership doing business in the State of Florida as WINN Limited Partnership of North Carolina ("Grantee");

                                WITNESSETH THAT:

      WHEREAS, Grantee has acquired from Park Hotel, Limited, a Florida limited partnership ("Seller"), that certain real property and the improvements constructed thereon described on Exhibit A attached hereto and incorporated herein by this reference ("the Property"); and

      WHEREAS, a portion of the paved parking lot constructed by Seller or its predecessor in title as a portion of the improvements which are intended to constitute the Property is actually constructed outside the boundaries of the Property and encroaches upon certain property hereinafter specifically identified; and

      WHEREAS, Grantor is the owner of such property upon which such portion of the paved parking lot encroaches; and

      WHEREAS, Seller and Grantor are related entities and by virtue of such relationship, Grantor will receive a material benefit from the sale of the Property by Seller to Grantee and such material benefit is sufficient consideration to support the enforcement of this Agreement against Grantor; and

      WHEREAS, Grantor hereby agrees to grant Grantee an easement upon the area and for the purposes hereinafter specifically set forth;

      NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) in hand paid, the premises, the payment by Grantee to Seller of the purchase price for the acquisition of the Property which is a material benefit to Grantor due to the relationship between Grantor and Seller and other good and valuable considerations, the receipt and sufficiency of which are hereby mutually acknowledged by Grantor and Grantee, Grantor and Grantee do hereby covenant and agree as follows:

      1. Parking Easement. The area of the parking lot encroachment onto the property of Grantor is specifically identified on Exhibit B attached hereto and incorporated herein by this reference ("the Parking Easement Area"). The Parking Easement Area is a portion of Lot 26, Rubin ICOT Center, as recorded in Plat Book 88, Pages 79 through 85 of the public records of Pinellas County, Florida, lying in Section 5, Township 30 South, Range 16 East, Pinellas County, Florida. Grantor does hereby give, grant and convey a perpetual and exclusive easement and right to maintain encroachment to Grantee over, across and upon the Parking Easement Area. The foregoing perpetual and exclusive easement and right to maintain encroachment granted to Grantee by Grantor is and shall be for the purpose of allowing and continuing the existence of the portion of the paved parking lot which currently exists within the Parking Easement Area and shall be for the further purpose of allowing parking associated with the operation of the Property within the Parking Easement Area.

      2. Maintenance of Parking Easement Area. Grantee shall and does hereby accept responsibility for maintaining the portion of the paved parking lot within the Parking Easement Area and does hereby covenant and agree to maintain same in conjunction with and to the same condition as the paved parking lot constructed upon the Property is maintained.

      3. Status of Easement. Grantee does hereby acknowledge, covenant and agree that a portion of the Parking Easement Area is subject to a drainage easement which existed prior to this Agreement and therefore has priority over this Agreement. Grantee does hereby covenant and agree that it shall continue to maintain the portion of the paved parking lot located within the Parking Easement Area such that such drainage easement shall not be impaired beyond that which exists as of the date of this Agreement by virtue of the fact that a portion of such paved parking lot is currently located within such drainage easement. Grantor does hereby fully warrant the title to the Parking Easement Area and the easement relative thereto granted to Grantee herein and will defend the same against the lawful claims of all persons whomsoever.

      4. Nature of Agreement. This Agreement and the terms, provisions, easement and obligations set forth herein, in addition to being the binding obligations and benefits, as the case may be, of Grantor and Grantee, shall be appurtenant to and run with and benefit the Property and burden the Parking Easement Area.

      5. Amendment. This Agreement constitutes the entire agreement of Grantor and Grantee relative to the subject matter addressed herein and shall only be amended or terminated by a writing signed by the fee simple owners of record at the time thereof of the Property and the Parking Easement Area. Such amendment or termination shall only be effective upon recordation thereof in the Official Records of Pinellas County, Florida.

     IN WITNESS WHEREOF, Grantor and Grantee have signed and sealed this Agreement, with all due authorizations having been granted, as of the ____ day of __________, 1997.

Witnesses:                         Grantor:


--------------------------------   ICOT Center, Ltd.,
Print Name:                        a Florida limited partnership
            --------------------


--------------------------------   By: ICOT Center, Inc.,
Print Name:                        a Florida corporation, general partner
            --------------------


                                   By:
                                       ----------------------------------------
                                       Marvin J. Slovacek, Jr.,
                                       Vice President

                                   (Corporate Seal)


                                   Grantee:

Witnesses:                         WINN Limited Partnership,
                                   a North Carolina limited partnership
--------------------------------   doing business in the State of Florida as
Print Name:                        WINN Limited Partnership of North Carolina
            --------------------


--------------------------------   By: Winston Hotels, Inc.
Print Name:                            a North Carolina corporation,
            --------------------       general partner


                                   By:
                                       ---------------------------------------
                                       Robert W. Winston, III, President

                                   (Corporate Seal)

State of Florida

County of Pinellas

     The foregoing instrument was acknowledged before me this ____ day of __________, 1997 by _________________, ________ President of ICOT Center, Inc.,
a Florida corporation, general partner of ICOT Center, Ltd., a Florida limited partnership, on behalf of said corporation and partnership, who is personally known to me.


                                    ------------------------------------------
                                    Notary Public
                                    Print Name:
                                                ------------------------------
                                    My Commission expires:
                                                           -------------------

(Seal)



State of North Carolina
County of Wake

     The foregoing instrument was acknowledged before me this ____ day of __________, 1997 by _________________, ________ President of Winston Hotels,
Inc., a North Carolina corporation, general partner of WINN Limited Partnership, a North Carolina limited partnership doing business in the State of Florida as WINN Limited Partnership of North Carolina, on behalf of said corporation and partnership, who is personally known to me.


                                    ------------------------------------------
                                    Notary Public
                                    Print Name:
                                                ------------------------------
                                    My Commission expires:
                                                           -------------------

(Seal)

                              LEGAL DESCRIPTION

A portion of Lot 26, RUBIN ICOT CENTER, as recorded in Plat Book 88, pages 79 through 85, of the Public Records of Pinellas County, Florida, lying in Section 5, Township 30 South, Range 16 East, Pinellas County, Florida, and being more particularly described as follows:

Commence at the Northwest corner of Lot 25 of said RUBIN ICOT CENTER for a point of reference; thence North 02 degrees 36'36" West, and along the East right of way line of Icot Boulevard, 21.52 feet to a Point Of Beginning; thence continue along said right of way line, North 02 degrees 36'36" West, 40.36 feet; thence continue along said right of way line, North 00 degrees 14'48" East, 352.24 feet; thence continue along said right of way line, 128.15 feet along the arc of a curve to the left having a radius of 517.00 feet, a delta of 14 degrees 12'08", a chord length of 127.82 feet, and a chord bearing of North 06 degrees 51'15" West, thence leaving said right of way line, South 48 degrees 18'20" East, 275.58 feet; thence South 03 degrees 18'20" East, 37.58 feet; thence South 48 degrees 18'20" East, 85.00 feet; thence South 83 degrees 29'28" East, 67.81 feet; thence South 48 degrees 18'20" East, 34.32 feet; thence South 10 degrees 55'46" East, 137.18 feet; thence North 89 degrees 45'12" West,
146.00 feet; thence South 37 degrees 31'56" West, 30.17 feet; thence North 89 degrees 45'12" West, 57.55 feet; thence North 48 degrees 18'20" West, 32.79 feet; thence North 89 degrees 45'12" West, 21.12 feet; thence South 00 Degrees 14'48" West, 76.21 feet; thence North 89 degrees 45'12" West, 106.99 feet to the Point Of Beginning.

                           END OF LEGAL DESCRIPTION







                                 EXHIBIT "A"

                                   [CHART]


LEGAL DESCRIPTION:

A portion of Lot 26, Rubin Icot Center, as recorded in Plat Book 88, pages 79 through 85 of the public records of Pinellas County, Florida, lying in Section 5, Township 30 South, Range 16 East, Pinellas County, Florida, and being more particularly described as follows:

Commence at the Southwest corner of Lot 26 of said Rubin Icot Center; thence along the South boundary line of said Lot 26, S89 degrees 43'43"W, for 410.00 feet to the Southeast corner thereof; thence N00 degrees 16'17"W, along the East boundary line of said Lot 26, for 107.85 feet; thence leaving said Lot line, S89 degrees 43'43"W, for 37.79 feet to the Point of Beginning; thence N10 degrees 55'46"W, for 117.66 feet; thence S52 degrees 32'28"E, for 23.79 feet; thence S40 degrees 24'21"W, for 20.24 feet; thence S10 degrees 55'46"E, for
9.44 feet; thence N41 degrees 47'02"E, for 7.18 feet; thence S48 degrees 32'54"E, for 60.95 feet; thence S40 degrees 47'59"W, for 54.66 feet to the Point of Beginning; and containing 2128.21 square feet, more or less.

NOTE:

1. This sketch and legal was prepared without the benefit of a title policy and is subject to any and all recorded and or unrecorded easements, rights-of-way, restrictions, etc.

2. There may be additional easements and/or restrictions affecting this property that may be found in the Public Records of this County.

3. Bearings shown hereon are based upon the record plat of Rubin Icot Center, more specifically the Bearing of S00 degrees 14'48"W, being the Centerline of Icot Boulevard.


I hereby certify that this legal description and sketch meets the minimum technical standards as set forth by the Florida Board of Professional Surveyors and Mappers in Chapter 61G17-6, Florida Administrative Code, pursuant to
Section 472.027, Florida Statutes.

Sketch and Legal Description not valid without the signature and the original raised seal of a Florida licensed Surveyor and Mapper.

CERTIFIED AS TO SKETCH AND LEGAL DESCRIPTION

/s/ Earl W. Ramer
---------------------------------------------
EARL W. RAMER
PROFESSIONAL LAND SURVEYOR No. LS 3612
STATE OF FLORIDA
CERTIFICATE OF AUTHORIZATION No. LB 2610

                                   [CHART]


LEGAL DESCRIPTION:

A portion of Lot 26, Rubin Icot Center, as recorded in Plat Book 88, pages 79 through 85 of the public records of Pinellas County, Florida, lying in Section 5, Township 30 South, Range 16 East, Pinellas County, Florida, and being more particularly described as follows:

Commence at the Southwest corner of Lot 26 of said Rubin Icot Center; thence along the East right-of-way line of Icot Boulevard, N02 degrees 36'36"W, for
61.88 feet; thence N00 degrees 14'48"E, for 282.15 feet; thence leaving said East right-of-way line, S89 degrees 45'12"E, for 191.66 feet to the Point of Beginning; thence N03 degrees 18'20"W, for 7.68 feet; thence S48 degrees 05'03"E, for 5.35 feet; thence S40 degrees 51'26"W, for 5.41 feet to the Point of Beginning; and containing 14.45 square feet, more or less.

NOTE:

1. This sketch and legal was prepared without the benefit of a title policy and is subject to any and all recorded and or unrecorded easements, rights-of-way, restrictions, etc.

2. There may be additional easements and/or restrictions affecting this property that may be found in the Public Records of this County.

3. Bearings shown hereon are based upon the record plat of Rubin Icot Center, more specifically the Bearing of S00 degrees 14'48"W, being the Centerline of Icot Boulevard.


I hereby certify that this legal description and sketch meets the minimum technical standards as set forth by the Florida Board of Professional Surveyors and Mappers in Chapter 61G17-6, Florida Administrative Code, pursuant to
Section 472.027, Florida Statutes.

Sketch and Legal Description not valid without the signature and the original raised seal of a Florida licensed Surveyor and Mapper.

CERTIFIED AS TO SKETCH AND LEGAL DESCRIPTION

/s/ Earl W. Ramer
---------------------------------------------
EARL W. RAMER
PROFESSIONAL LAND SURVEYOR No. LS 3612
STATE OF FLORIDA
CERTIFICATE OF AUTHORIZATION No. LB 2610

                                                                     Exhibit B-3


[LOGO]  FLORIDA POWER CORPORATION

J. Bradford Hines
Senior Counsel



                                        June 6, 1997




Patricia D. Graf
Legal Assistant
Johnson, Blakley, Pope, Bokor, Ruppel & Burns, P.A.
911 Chestnut Street
Clearwater, FL 34617


        Re:   Holiday Inn Express - Ulmerton and ICOT Boulevard,
              Clearwater Florida


Dear Ms. Graf:


        To the best of our knowledge, the above referenced property is in full compliance with the terms and provisions of the Florida Power Corporation Distribution Easement recorded in OR Book 5838 at Page 1170 of the Public Records of Pinellas County, Florida. After viewing the property and reviewing Florida Power's records, there appear to be no existing encumbrances over Florida Power's facilities located on the property pursuant to the easement.

        Further, to the best of our knowledge the property is currently in compliance with the terms of the Right of Way Utilization Agreement dated December 19, 1995 and recorded in OR Book 6747 at Page 1973, of the Public Records of Pinellas County, Florida.


                                        Sincerely,


                                        /s/ J. Bradford Hines
                                        ---------------------
                                        J. Bradford Hines



cc:  Kevin Price, FPC




GENERAL OFFICE                        (813) 888-5110          FAX (813) 888-4831
3201 Thirty-fourth Street South
P.O. Box 14042
St. Petersburg  FL 33733-4042

                                                                    Exhibit B-4




                           INDEMNIFICATION AGREEMENT
                           -------------------------

        THIS AGREEMENT, is made and entered into this ______ day of __________, 1997, by and between ICOT LAND, LTD., a Florida limited partnership ("Indemnitor"), and WINN LIMITED PARTNERSHIP, a North Carolina partnership doing business in the State of Florida as WINN LIMITED PARTNERSHIP OF NORTH CAROLINA ("Indemnitee").

                              W I T N E S S E T H:
                              -------------------

        WHEREAS, Park Hotel, Limited, a Florida limited partnership ("Seller"), and Indemnitee have entered into an Agreement Purchase and Sale dated March 25, 1997 (the "Agreement"), for the sale and purchase of that certain Holiday Inn Express located in Pinellas County, Florida (the "Property"); and

        WHEREAS, Seller and Indemnitee entered into a reinstatement of the Agreement, dated _________________; and

        WHEREAS, the Property is part of the ICOT Center development of regional impact ("DRI") and is subject to those certain DRI development orders adopted, pursuant to the provisions of Section 380.06, Florida Statutes, by the Pinellas County Board of County Commissioners on February 9, 1989, as Ordinance 89-6, August 2, 1994, notice thereof being recorded in O.R. Book 6980, Page 1699, Pinellas County, Florida, as Ordinance 94-69, and August 30, 1994, as Ordinance 94-73, notice thereof being recorded in O.R. Book 8889, Page 1446, Pinellas County, Florida, respectively, (collectively the "Development Orders"); and

        WHEREAS, Indemnitor is the owner of certain undeveloped areas of the ICOT Center DRI; and

        WHEREAS, Indemnitor is the successor of certain rights and responsibilities imposed upon the original developer under the Development Orders; and

        WHEREAS, Seller and Indemnitor are related entities and by virtue of such relationship, Indemnitor will receive a material benefit from the sale of the Property by Seller to Indemnitee and such material benefit is sufficient consideration to support the enforcement of this Agreement against Indemnitor; and




                                  EXHIBIT B-4

        WHEREAS, Indemnitee intends to continue the occupation and operation of the existing hotel on the Property; and

        WHEREAS, Indemnitee acknowledges that it shall not undertake any acts on the Property which would be in conflict with or in violation of the provisions of the Development Orders; and

        WHEREAS, Indemnitor hereby agrees to indemnify Indemnitee against all liabilities arising by virtue of Indemnitor's failure to satisfy its obligations under the Development Orders;

        NOW, THEREFORE, in consideration of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1. RECITALS. The above recitals are true and correct and are incorporated herein by reference.

        2. INDEMNIFICATION. Indemnitor hereby covenants and agrees for Indemnitor, its successors and assigns, to forever indemnify, defend and hold harmless Indemnitee, its successors and assigns, at all times from and after the date hereof, against any claims, actions, demands, losses, costs, expenses, including reasonable attorneys' fees, liabilities, penalties and damages, including incidental and consequential damages, both at trial and appeals, arising out of the failure by Indemnitor to satisfy its obligations under the Development Orders.

        3. APPLICABLE LAW. This Agreement has been executed and delivered and shall be construed and enforced in accordance with the laws of the State of Florida.

        4. WRITTEN MODIFICATION. This Agreement may not be changed, altered or modified orally or in any other manner other than by a written modification signed by all of the parties hereto.

        5. BINDING EFFECT. This Agreement and the indemnity herein shall remain in full force and effect for so long as there exists any obligations under the Development Orders. In the event the existing hotel on the Property is damaged or destroyed, the indemnity herein shall apply and pertain to any of the indemnified items set forth in paragraph 1 hereof if Indemnitee is prohibited from rebuilding such hotel due to the failure by Indemnitor to satisfy its obligations under the Development Orders. This Agreement shall be binding upon the parties hereto, their heirs, personal representatives, successors and assigns, including, but not limited to, any future owners of the Property.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

WITNESSES:                                      INDEMNITOR:


                                                ICOT LAND LTD., a Florida
                                                limited partnership

                                                By:  ICOT CENTER, INC.
                                                     its General Partner


                                                By:
-----------------------------                      -----------------------------
Print Name:                                        Marvin J. Slovacek, Jr.
           ------------------                   Its: Vice President
                                                                   -------------
-----------------------------
Print Name:                                     (CORPORATE SEAL)
           ------------------





WITNESSES:                                      INDEMNITEE:


                                                WINN LIMITED PARTNERSHIP
                                                a North Carolina partnership
                                                d/b/a WINN LIMITED PARTNERSHIP
                                                OF NORTH CAROLINA


                                                By:
-----------------------------                      -----------------------------
Print Name:                                     Its:
                                                    ----------------------------
-----------------------------
Print Name:
           ------------------

STATE OF FLORIDA        )

COUNTY OF ______________)

        The foregoing instrument was acknowledged before me this _____ day of __________________, 1997, by ___________________________, as ___________________
of ICOT LAND LTD., a Florida limited partnership, on behalf of said partnership, who is personally known to me, or who produced a __________________ as identification.



                                                -------------------------------
                                                Notary Public
                                                Print Name:
                                                           --------------------
                                                My Commission Expires:



STATE OF FLORIDA        )

COUNTY OF ______________)

        The foregoing instrument was acknowledged before me this _____ day of __________________, 1997, by ___________________________, as ___________________
of WINN LIMITED PARTNERSHIP, d/b/a WINN LIMITED PARTNERSHIP OF NORTH CAROLINA, a North Carolina corporation, on behalf of said corporation, who is personally known to me, or who produced a __________________ as identification.



                                                -------------------------------
                                                Notary Public
                                                Print Name:
                                                           --------------------
                                                My Commission Expires:

                                                                   Exhibit C



                                   Schedule 5
                    Consent to Hotel Covenant Not to Compete

================================================================================

        The undersigned owns, directly or indirectly, at least an eighty percent (80%) equity ownership interest in Seller and is therefore the sole entity owning, directly or indirectly, at least a twenty five percent (25%) ownership interest in Seller and the undersigned joins in the execution hereof to acknowledge, consent and agree to the terms and provisions of this Paragraph C. of Article XV of the Agreement to which this Schedule 5 is attached and incorporated herein.



                                        ICOT Investments, Ltd.,
                                        a Florida limited partnership


                                        By: ICOT Investments, Inc.
                                              As General Partner


                                              By: /s/  J. Bob Humphries
                                                 -------------------------------
                                              Name: J. Bob Humphries
                                              Title: Vice President

        F. During the Feasibility Period, representatives of Seller and Purchaser shall meet at the Premises and prepare a schedule of the Equipment, which schedule shall be attached hereto and made a part hereof at such time.

        XV.  BINDING EFFECT; MISCELLANEOUS

        A. This Agreement shall be binding upon and shall inure to the parties hereto, their respective heirs, successors, legal representatives and assigns. This Agreement sets forth the entire Agreement between the parties hereto and no other prior written or oral statement or agreement or understanding shall be recognized or enforced. All modifications or amendments shall be in writing and signed by the parties. This Agreement is to be construed according to the laws of the State of Florida. This Agreement may be executed in two or more counterparts all of which shall constitute one and the same instrument. The singular shall include the plural and vice versa.

        B.  The Purchaser may assign this Agreement.

        C. For a period of five (5) years immediately following the Closing, Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, agrees that it shall not, directly or indirectly, for its own account or as agent, employee, officer, director, trustee, lessor, sublessor, consultant or as a stockholder of any corporation or any other entity, or as a member of any firm or otherwise, (i) engage or attempt to engage within the Restricted Area (as hereinafter defined), in the hotel, motel or other business which is the same as, substantially similar to or competitive with the operation of the Premises purchased pursuant to this Agreement, or (ii) employ or solicit the employment of any employees of Seller at the Premises. For purposes of this Agreement, the term "Restricted Area" shall mean an area which shall consists of a circle the radius of which is 10 miles with the center point being located at the Premises in Clearwater, Florida. Each of the Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, and Purchaser acknowledges and agrees that the foregoing territorial, time and other limitations and restrictions contained in this Article XV are reasonable and properly required for the adequate protection of the business and affairs of the Purchaser, and in the event that any one or more of such territorial, time or other limitations is found to be unreasonable by a court of competent jurisdiction, each of Purchaser and Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, hereby agree to submit to the reduction of the said territorial, time or other limitation, to such an area, period or otherwise as the court may determine to be reasonable. In the event that any limitation or restriction under this Article XV is found to be unreasonable or otherwise invalid in any jurisdiction in whole or in part, each of Purchaser and Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, acknowledges, warrants, represents and agrees that such limitation shall remain and be valid in all other jurisdictions. Each of Purchaser and Seller, including any and all entities and individuals owing at least a twenty five percent (25%) ownership interest in Seller, acknowledges, warrants, represents and agrees that the restrictive covenants contained in this Article XV are necessary for the protection of Purchaser's legitimate business interests and are reasonable in scope and content, and Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, represents and warrants that its and their attorneys have thoroughly and completely reviewed this Agreement with it and them, and it and they understand the contents hereof. Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, and Purchaser acknowledges and agrees that because a remedy at law for any breach of the provisions of this Article XV will be inadequate, in addition to all other remedies available to Purchaser, Purchaser shall have the remedies of a restraining order, injunction or other equitable relief to enforce the provisions hereof. Each of Purchaser and Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, agrees that the issues in any action brought under this
Article XV will be limited to claims under this Article XV and all other claims or counterclaims under other provisions of this Agreement will be excluded.
All expenses, including reasonable attorneys' fees and expenses arising out of claims under this Article XV shall be borne by the losing party to the fullest extent permitted by law. Purchaser and Seller, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in

Seller, acknowledge and agree that the payment of the Purchase Price is sufficient consideration to support the enforcement of this Paragraph C. of
Article XV and further, the agreements of Seller herein, including any and all entities and individuals owning at least a twenty five percent (25%) ownership interest in Seller, are given and made to and for the benefit of Purchaser as a material inducement to Purchaser to pay the Purchase Price pursuant to the terms of this Agreement. The terms and provisions of this
Article XV shall survive Closing. The sole entity owning at least a twenty five percent (25%) ownership interest in Seller is identified on Schedule 5 attached hereto and incorporated herein by this reference. Such entity shall execute
Schedule 5 to acknowledge, consent and agree to the terms and provisions of this Paragraph C. of Article XV prior to the expiration of the Feasibility Period.

        D. As used herein, "the date of this Agreement" shall mean the date noted below as the date upon which this Agreement was executed by the latter of the Purchaser or the Seller.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.



                                Purchaser:


                                WINN Limited Partnership,
                                a North Carolina limited partnership
                                (SEAL)

                                By:  Winston Hotels, Inc.,
                                     a North Carolina corporation,
                                     General Partner

(Corporate Seal)                By:  /s/ Robert W. Winston III
                                    ---------------------------------------
                                                     President
                                    ----------------


Attest:

/s/  Brenda G. Burns
--------------------------
Assistant Secretary